EXHIBIT 3.4
                                                                     -----------



SECRETARY OF STATE
BUSINESS SERVICES AND REGULATION       Transaction Number:       91081562  (563)
Suite 315, West Tower                  Charter Number:           9017867
2 Martin Luther King Jr. Dr.           Date Incorporated:        09/24/90
Atlanta, Georgia  30334-1530           Effective Date:           03/22/91
                                       Examiner:                 Donna Hyde
                                       Telephone:                404-656-0624
REQUESTED BY:
CT CORPORATION SYSTEM
Kathy Slayman
2 Peachtree Street, NW
Atlanta, Georgia  30383

                              CERTIFICATE OF MERGER

         I, MAX CLELAND, Secretary of State and the Corporations Commissioner of the State of Georgia do hereby certify, under the seal of my office, that articles of merger have been duly filed on the effective date set forth above, merging


           -----------------------------------------------------------

          "SPACE MASTER INTERNATIONAL, INC.", a California corporation with and into
             "SPACE MASTER ACQUISITION, INC.", a Georgia corporation
                         changing the corporate name to
                       "SPACE MASTER INTERNATIONAL, INC."
           -----------------------------------------------------------

and the fees therefor paid as provided by law, and that attached hereto is a true and correct copy of said articles of merger.

         WITNESS, my hand and official seal, in the City of Atlanta and the State of Georgia on the date set forth below.

DATE:      March 22, 1991
FORM A6  (JULY 1989)

                                        /s/ Max Cleland
                                        --------------------------------
                                        MAX CLELAND
                                        SECRETARY OF STATE

         [SEAL]

                                        /s/ Verley J. Spivey
                                        -------------------------------
                                        VERLEY J. SPIVEY
                                        DEPUTY SECRETARY OF STATE

                            CERTIFICATE OF MERGER OF
                        SPACE MASTER INTERNATIONAL, INC.
                                  WITH AND INTO
                         SPACE MASTER ACQUISITION, INC.
                                UNDER THE NAME OF
                        SPACE MASTER INTERNATIONAL, INC.
                        --------------------------------



                                    ARTICLE I

         The Board of Directors and shareholders of Space Master International, Inc., a California corporation ("SMI"), and the Board of Directors and shareholders of Space Master Acquisition, Inc., a Georgia corporation ("SMA'), have duly approved an agreement and Plan of Merger whereby SMI is merged with and into SMA under the name "Space Master International, Inc."


                                   ARTICLE II

         The name of the surviving corporation is SPACE MASTER INTERNATIONAL, INC., a Georgia corporation.


                                   ARTICLE III

         The executed Agreement and Plan of Merger is on file at the principal place of business of Space Master International, Inc., which is located at 1040 Crown Point Parkway, Atlanta, Decal County, Georgia 30338.


                                   ARTICLE IV

         The Articles of Incorporation of SMA have been amended as follows:

                  "Article I of the Articles of Incorporation of SMA is amended to read as follows:


                                    ARTICLE I

                  The name of the corporation is `Space Master International, Inc.'"


                                    ARTICLE V

                  A copy of the Agreement and Plan of Merger will be provided by SMA on request and without cost, to any shareholder of SMI or SMA.

                                   ARTICLE VI

         The undersigned hereby verifies that he is the duly elected and acting President of Space Master Acquisition, Inc., a Georgia corporation, and that Space Master Acquisition, Inc. has delivered to the Fulton County Daily Report, which is the official organ of Fulton County where the registered office of Space Master Acquisition, Inc. is located, a request to publish a notice of the intent to deliver to the Secretary of State a Certificate of Merger which will effect a merger by and between Space Master International, Inc., a California corporation, and Space Master Acquisition, Inc., a Georgia corporation. The undersigned further verifies that Space Master Acquisition, Inc. submitted payment in the amount of $40.00 with the request for publication.


                                            SPACE MASTER INTERNATIONAL, INC.


                                            By:  /s/ Raymond A. Wooldridge
                                                 -------------------------------
                                                 Raymond A. Wooldridge
                                                 Chairman of the Board,
                                                 Chief Executive Officer and
                                                 President


                                            Attest:


                                            By:  /s/ John R. Crupi
                                                 -------------------------------
                                                 Its:  Secretary
                                                 (Corporate Seal)


                                            SPACE MASTER ACQUISITION, INC.


                                            By:  /s/ Raymond A. Wooldridge
                                                 -------------------------------
                                                 Raymond A. Woodridge
                                                 Chairman of the Board,
                                                 Chief Executive Office and
                                                 President


                                            Attest:


                                            By:  /s/ John R. Crupi
                                                 -------------------------------
                                                 Its:  Secretary
                                                 (Corporate Seal)

SECRETARY OF STATE
BUSINESS SERVICES AND REGULATION      Charter Number:         9017867  DP
Suite 315, West Tower                 Date Incorporated:      September 24, 1990
2 Martin Luther King Jr. Dr.          County                  Fulton
Atlanta, Georgia  30334-1530          Examiner:               Marilyn H. Mateen
                                      Telephone:              404-656-2811
MAILED TO:
Benjamin H. Pruett
Ste. 210, Eight Piedmont Ctr.
Atlanta, Georgia  30305

                          CERTIFICATE OF INCORPORATION

         I, MAX CLELAND, SECRETARY OF STATE AND THE CORPORATIONS COMMISSIONER OF THE STATE OF GEORGIA DO HEREBY CERTIFY, UNDER THE SEAL OF MY OFFICE, THAT


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                        "SPACE MASTER ACQUISITION, INC."
--------------------------------------------------------------------------------

HAS BEEN DULY INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA ON THE DATE SET FORTH ABOVE, BY THE FILING OF ARTICLES OF INCORPORATION IN THE OFFICE OF THE SECRETARY OF STATE AND THE FEES THEREFOR PAID, AS PROVIDED BY LAW, AND THAT ATTACHED HERETO IS A TRUE COPY OF SAID ARTICLES OF INCORPORATION.

         WITNESS, MY HAND AND OFFICIAL SEAL, IN THE CITY OF ATLANTA AND THE STATE OF GEORGIA ON THE DATE SET FORTH BELOW.

DATE:  SEPTEMBER 25, 1990

                            ARTICLES OF INCORPORATION
                                       OF
                         SPACE MASTER ACQUISITION, INC.

         The undersigned incorporator hereby submits the following Articles of
Incorporation:

                                    ARTICLE I

         The name of the corporation is SPACE MASTER ACQUISITION, INC.


                                   ARTICLE II

         The corporation shall be authorized to issue one hundred thousand (100,000) shares of one dollar ($1.00) par value common stock.


                                   ARTICLE III

         The initial registered office of the corporation shall be Eight Piedmont Center, Suite 210, Atlanta, Fulton County, Georgia 30305. The initial registered agent at such address shall be Craig A. Wagner.


                                   ARTICLE IV

         The mailing address of the initial principal office of the corporation shall be 1040 Crown Pointe Parkway, Suite 900, Atlanta, DeKalb County, Georgia 30338.


                                    ARTICLE V

         The initial Board of Directors shall consist of one (1) member whose name and address are as follows:

         Raymond A. Wooldridge      1040 Crown Pointe Parkway
                                    Suite 900
                                    Atlanta, Georgia 30338


                                   ARTICLE VI

         To the extent allowable pursuant to O.C.G.A. ss. 14-2-202(b)(4), no directors of this corporation shall be personally liable to this corporation or its shareholders for any breach of duty of care or other duty as a director.


                                   ARTICLE VII

         The name and address of the incorporator of the corporation are Craig
A. Wagner, Eight Piedmont Center, Suite 210, Atlanta, Georgia 30305.

         WITNESS the signature of the undersigned incorporator.


                                            /s/ Craig A. Wagner
                                            ------------------------------------
                                            Craig A. Wagner, Incorporator